Exhibit 4.13

                        LITCHFIELD FINANCIAL CORPORATION

                                       AND

                              THE BANK OF NEW YORK,

                                   as Trustee

                          SUPPLEMENTAL INDENTURE NO. 1

                            Dated as of May 19, 1999

                                       TO

                          JUNIOR SUBORDINATED INDENTURE


                            Dated as of May 19, 1999
              10% Series A Junior Subordinated Debentures Due 2029

                                   $25,773,200









         SUPPLEMENTAL INDENTURE NO. 1, dated as of the 19th day of May, 1999, between Litchfield Financial Corporation, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                                    RECITALS

         The Company has heretofore executed and delivered to the Trustee a Junior Subordinated Indenture, dated as of May 19, 1999 (the "Indenture"), providing for the issuance from time to time of one or more series of its unsecured junior subordinated debentures (the "Debentures").

         Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Debentures to be designated as the 10% Junior Subordinated Debentures due 2029 (the "Series A Debentures"), the form and substance of such Series A Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture No. 1.

         The Company has caused Litchfield Capital Trust I ("Litchfield Capital Trust I") to be created as a statutory business trust under the Business Trust Act of the State of Delaware (12 Del. Code ss.3801 et seq.) pursuant to a Declaration of Trust, dated as of April 12, 1999 (as amended by an Amendment of the Declaration of Trust, dated as of May 19, 1999, the "Original Declaration"), and the filing of a Certificate of Trust with the Secretary of State of the State of Delaware on April 12, 1999.

         The Original Declaration is to be amended and restated in its entirety pursuant to an Amended and Restated Declaration of Trust dated as of May 19, 1999 (such Amended and Restated Declaration of Trust, as amended from time to time, the "Declaration of Trust").

         Litchfield Capital Trust I desires to issue its 10% Series A Trust Preferred Securities (the "Preferred Securities") and sell such Preferred Securities to the underwriters set forth in that certain Underwriting Agreement dated May 13, 1999 by and among the Company, Litchfield Capital Trust I and the underwriters named therein.

         In connection with such purchases of Preferred Securities and the related purchase by the Company of the Common Securities (as defined in the Declaration of Trust) of Litchfield Capital Trust I, Litchfield Capital Trust I will purchase and hold as trust assets the Series A Debentures.

         Pursuant to the Declaration of Trust, the legal title to the Series A Debentures shall be owned and held of record in the name of The Bank of New York or its successor under the Declaration of Trust, as Property Trustee (the "Property Trustee"), in trust for the benefit of holders of the Preferred Securities and the Common Securities.

         Upon written direction of the Company or any subsequent holder of the Common Securities, the Regular Trustees (as defined in the Declaration of Trust) of Litchfield Capital Trust I shall, unless the Series A Debentures are redeemed as described herein, dissolve Litchfield

Capital Trust I and cause to be distributed to the holders of the Preferred Securities and the Common Securities, on a Pro Rata basis (determined as provided in the terms of the Preferred Securities and Common Securities attached as Exhibits B and C to the Declaration of Trust), Series A Debentures and, in connection with a Liquidation Distribution (as defined in the Declaration of Trust), the Regular Trustees may cause to be distributed to holders of Preferred Securities and Common Securities, on a Pro Rata basis, Series A Debentures (each a "Dissolution Event").

         Section 2.01 of the Indenture provides that various matters with respect to any series of Debentures issued under the Indenture may be established in an indenture supplemental to the Indenture.

         Subparagraph (h) of Section 9.01 of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Debentures of any series as permitted by Section 2.01 of the Indenture.

         For and in consideration of the premises and the issuance of the series of Debentures provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the holders of the Debentures of such series, as follows:

                                   ARTICLE ONE
                  Relation to Indenture; Additional Definitions

         SECTION 1.01. Relation to Indenture. This Supplemental Indenture No.1 constitutes an integral part of the Indenture.

         SECTION 1.02. Additional Definitions. For all purposes of this Supplemental Indenture No. 1:

         (1) Capitalized terms used herein shall have the meanings specified herein or in the Indenture, as the case may be;

         (2) "Additional Interest" has the meaning set forth in Section 2.05(d) hereof;

         (3) "Change in Investment Company Act Law" has the meaning set forth in the definition of Investment Company Event;

         (4) "Common Securities" has the meaning set forth in the Recitals herein;

         (5) "Compounded Interest" has the meaning set forth in Section 2.05(a) hereof;

         (6)      "Debentures" has the meaning set forth in the Recitals herein;


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         (7)      "Declaration of Trust" has the meaning set forth in the
Recitals herein;

         (8) "Dissolution Event" has the meaning set forth in the Recitals herein;

         (9) "Extended Interest Payment Period" has the meaning set forth in Section 4.01(a) hereof;

         (10)     "Guarantee Payments" has the meaning set forth in Section
5.01 hereof;

         (11)     "Indenture" has the meaning set forth in the Recitals herein;

         (12) "Interest Payment Date" has the meaning set forth in Section 2.05(a) hereof;

         (13) "Investment Company Act" means the Investment Company Act of 1940, as amended;

         (14) "Investment Company Event" means that the Company and the Regular Trustees shall have received an opinion of counsel, who may be counsel for Litchfield Capital Trust I, the Trustee or the Company, who may be an employee of the Company but not an employee of Litchfield Capital Trust I or the Trustee, and who shall be reasonably acceptable to the Trustee, experienced in practice under the Investment Company Act that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), there is more than an insubstantial risk that Litchfield Capital Trust I is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which Change in Investment Company Act Law becomes effective on or after June 30, 2004;

         (15) "Liquidation Distribution" has the meaning set forth in the Recitals herein;

         (16) "Maturity Date" has the meaning set forth in Section 2.03 hereof;

         (17) "Non Book-Entry Preferred Securities" has the meaning set forth in
Section 2.04(b)(ii) hereof;

         (18)     "Optional Redemption Price" has the meaning set forth in
Section 3.01(a) hereof;

         (19) "Original Declaration" has the meaning set forth in the Recitals herein;

         (20) "Preferred Securities" has the meaning set forth in the Recitals herein;


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         (21) "Preferred  Securities  Guarantee" means the Guarantee  Agreement, dated as of May 19, 1999, between the Company and The Bank of New York as the initial Guarantee Trustee thereunder, in respect of the Preferred Securities;

         (22) "Property Account" has the meaning set forth in Section 2.04(a) hereof;

         (23) "Property Trustee" has the meaning set forth in the Recitals herein;

         (24) "Regular Trustees" has the meaning set forth in the Recitals herein;

         (25) "Litchfield Capital Trust I" has the meaning set forth in the Recitals herein;

         (26) "Series A Debentures" has the meaning set forth in the Recitals herein and Section 2.01 hereof;

         (27) "Special Event" means either a Tax Event or an Investment Company Event;

         (28) "Tax Event" means that the Company and the Regular Trustees shall have received an opinion of counsel, who may be counsel for Litchfield Capital Trust I, the Trustee or the Company, who may be an employee of the Company but not an employee of Litchfield Capital Trust I or the Trustee, and who shall be reasonably acceptable to the Trustee, experienced in such matters to the effect that on or after May 19, 1999 as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement by any legislative body, court, governmental agency or regulatory authority that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after May 19, 1999, there is more than an insubstantial risk that (i) Litchfield Capital Trust I is, or will be within 90 days of the date thereof, subject to federal income tax with respect to income accrued or received on the Series A Debentures, (ii) Litchfield Capital Trust I is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to Litchfield Capital Trust I on the Series A Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for federal income tax purposes;

         (29) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

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         (30) The terms  "herein,"  "hereof,"  "hereunder"  and  other  words of similar import refer to this Supplemental Indenture No. 1.

                                   ARTICLE TWO
       General Terms and Conditions of the Series 10% Series A Debentures

         SECTION 2.01. Title of Debentures. There shall be and is hereby authorized a series of Debentures designated as the "10% Junior Subordinated Debentures due 2029" (the "Series A Debentures").

         SECTION 2.02. Limitation on Aggregate Principal Amount. The aggregate principal amount of the Series A Debentures shall be limited to $25,773,200; provided, however, that the authorized aggregate principal amount of the Series A Debentures may be increased above such amount by a Board Resolution to such effect. Each Series A Debenture shall be dated the date of its authentication.

         SECTION 2.03. Maturity Date. The Series A Debentures shall mature and the principal amount thereof shall be due and payable together with all accrued and unpaid interest thereon, including Additional Interest and Compounded Interest, if any, on June 30, 2029 (the "Maturity Date"); provided, if a Tax Event occurs, then the Company will have the right (a) prior to the dissolution of Litchfield Capital Trust I, to shorten the Maturity Date of the Series A Debentures, to the minimum extent required, but not earlier than September 30, 2018, or (b) to direct the Property Trustee to dissolve Litchfield Capital Trust I (if not previously dissolved) and shorten the Maturity Date of the Series A Debentures, to the minimum extent required, but not earlier than September 30, 2018, in each case such that in the opinion of counsel to the Company, who may be an employee of the Company, experienced in such matters, after shortening the Maturity Date, interest paid on the Series A Debentures will be deductible for federal income tax purposes.

       SECTION 2.04.  Place of Payment, Registration or Exchange.

         (a) Except as provided in Section 2.04(b), the Series A Debentures shall be issued in fully registered certificated form without interest coupons in denominations of $10 or integral multiples thereof. Principal and interest on the Series A Debentures issued in certificated form will be payable, the transfer of such Series A Debentures will be registrable and such Series A Debentures will be exchangeable for Series A Debentures bearing identical terms and provisions at the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holders at such addresses as shall appear in the Debenture Register and that the payment of principal with respect to the Series A Debentures will only be made upon surrender of the Series A Debentures to the Trustee. Notwithstanding the foregoing, so long as the Property Trustee is the legal owner and record holder of the Series A Debentures, the payment of the principal of and interest (including Additional Interest and Compounded Interest, if any) on the Series A Debentures held by the

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Property  Trustee will be made by the Company in immediately  available funds on the payment date therefor at such place and to the Property Account (as defined in the Declaration of Trust) established and maintained by the Property Trustee pursuant to the Declaration of Trust.

         (b) In connection with a Dissolution Event:

                  (i) Series A Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for one or more Global Debentures representing the Series A Debentures in an aggregate principal amount equal to all Outstanding Series A Debentures, to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute one or more Global Debentures representing the Series A Debentures in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Supplemental Indenture No. 1. Payments on the Series A Debentures issued as a Global Debenture will be made to the Depositary; and

                  (ii) if any Preferred Securities are held in non book-entry certificated form, Series A Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Definitive Preferred Security Certificate (as defined in the Declaration of Trust) which represents Preferred Securities other than Preferred Securities held by the Clearing Agency (as defined in the Declaration of Trust) or its nominee ("Non Book- Entry Preferred Securities") will be deemed to represent beneficial interests in Series A Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Definitive Preferred Security Certificate is presented to the Debenture Registrar for transfer or reissuance at which time such Preferred Security Certificate will be canceled and a Series A Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Definitive Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Supplemental Indenture No. 1. Upon issuance of such Series A Debentures, Series A Debentures with an equivalent aggregate amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

         SECTION 2.05.  Interest and Interest Rates.

         (a) Each Series A Debenture will bear interest at the rate of 10% per annum from May 19, 1999 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum (10%), compounded quarterly ("Compounded Interest"), payable (subject to the provisions of Article Four) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"),

                                        7





commencing on June 30, 1999, to the person in whose name such Series A Debenture or any predecessor Series A Debenture is registered, at the close of business on the regular record date for such interest installment, which, except as set forth below, shall be, in respect of any Series A Debentures of which the Property Trustee is the registered holder or a Global Debenture, the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if pursuant to the provisions of Section 2.11(c) of the Indenture the Series A Debentures are not represented by a Global Debenture, the regular record dates for such interest installment shall be the close of business on the fifteenth day of the month in which that Interest Payment Date occurs.

         (b) Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and shall instead be paid to the person in whose name the Series A Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series A Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or quotation system on which the Series A Debentures may be listed or traded, and upon such notice as may be required by such exchange or quotation system, all as more fully provided in Section 2.03 of the Indenture.

         (c) The amount of interest payable for any full quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly interest period for which interest is computed, interest shall be computed on the basis of the actual number of days elapsed per 90-day quarter. In the event that any date on which interest is payable on the Series A Debentures is not a Business Day, then payment of interest payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

         (d) If at any time Litchfield Capital Trust I shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States of America or any other taxing authority, then, in any such case, the Company shall pay as additional interest ("Additional Interest") on the Series A Debentures such additional amounts as shall be required so that the net amounts received and retained by Litchfield Capital Trust I after paying any such taxes, duties, assessments or other governmental charges shall be equal to the amounts Litchfield Capital Trust I would have received had no such taxes, duties, assessments or other governmental charges been imposed.


                                        8

         SECTION 2.06. Denomination of Debentures. The Series A Debentures shall be in registered form without coupons and shall be issuable in denominations of $10 and integral multiples thereof.

         SECTION 2.07. Currency. Payment of principal and interest on the Series A Debentures shall be payable in U.S. dollars.

         SECTION 2.08. Paying Agent. The Trustee shall initially serve as paying agent of the Series A Debentures.

         SECTION 2.09. Sinking Fund Obligations. The Company has no obligation to redeem or purchase any Series A Debentures pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder thereof.

                                  ARTICLE THREE
                 Optional Redemption of the Series A Debentures

       SECTION 3.01. Optional Redemption on or after June 30, 2004.

         (a) Except as provided in Section 3.02 hereof and subject to the provisions below, Series A Debentures shall not be redeemed by the Company prior to June 30, 2004. Subject to the terms of Article 3 of the Indenture, the Company shall have the right to redeem the Series A Debentures, without premium or penalty, in whole or in part, at any time from time to time on or after June 30, 2004, upon not less than 30 nor more than 60 days' notice to each holder of the Series A Debentures, at a redemption price of 100% of the principal amount of the Series A Debentures, together with any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to, but excluding, the date of such redemption (the "Optional Redemption Price").

         (b) If the Series A Debentures are redeemed on any Interest Payment Date, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

         (c) The Company shall not redeem any Series A Debentures unless all accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, has been paid for all quarterly interest periods terminating on or prior to the date of notice of redemption.

         (d) If the Company gives a notice of redemption in respect of Series A Debentures (which notice will be irrevocable), then by 10:00 a.m., New York City time, on the redemption date, the Company shall deposit irrevocably with the Trustee funds sufficient to pay the applicable Optional Redemption Price and shall give irrevocable instructions and authority to pay such Optional Redemption Price to the holders of the Series A Debentures. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the

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close of business on the  redemption  date interest shall cease to accrue on the
Series A Debentures called for redemption, such Series A Debentures shall no longer be deemed to be outstanding and all rights of holders of such Series A Debentures so called for redemption shall cease, except the right of the holders of such Series A Debentures to receive the Optional Redemption Price but without interest on such Optional Redemption Price.

         (e) If any date fixed for redemption of any Series A Debentures is not a Business Day, then payment of the Optional Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calender year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If the Company fails to repay the Series A Debentures on maturity or the date fixed for redemption or if payment of the Optional Redemption Price in respect of the Series A Debentures is improperly withheld or refused and not paid by the Company, interest on such Series A Debentures shall continue to accrue from the original redemption date to the date of payment, in which case the actual payment date shall be considered the date fixed for redemption for purposes of calculating the Optional Redemption Price.

         (f) In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Series A Debentures during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Series A Debentures and ending at the close of business on the date of such mailing and (ii) register the transfer of or exchange any Series A Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Series A Debentures being redeemed in part.

         SECTION 3.02. Optional Redemption upon the Occurrence of a Special Event. If a Special Event shall occur and be continuing, the Company shall have the right at any time to redeem the Series A Debentures in whole, but not in part, for cash at the Optional Redemption Price within 90 days following the occurrence of such Special Event.

         SECTION 3.03. Partial Redemption. If the Series A Debentures are only partially redeemed pursuant to this Article Three, the Series A Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee. Notwithstanding the foregoing, if a partial redemption of the Series A Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed or traded, the Company shall not be permitted to effect such partial redemption and will only redeem the Series A Debentures in whole.


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                                  ARTICLE FOUR
                      Extension of Interest Payment Period

       SECTION 4.01.  Option to Extend Interest Payment Period.

         (a) So long as the Company is not in default in the payment of interest on the Series A Debentures, the Company shall have the right to defer payments of interest on the Series A Debentures by extending the interest payment period of the Series A Debentures at any time and from time to time for up to 20 consecutive quarterly interest periods (each such period an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with Compounded Interest and Additional Interest, if any); provided that no Extended Interest Payment Period may extend beyond the Maturity Date or redemption date of the Series A Debentures.

         (b) During any Extended Interest Payment Period,  the Company shall not
(i) declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock, other than:

                  (A) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, the Company's common stock;

                  (B) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

                  (C) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock;

                  (D) the payment of accrued dividends and the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

                  (E) purchases of the Company's common stock related to the issuance of the Company's common stock or rights under any of the Company's benefit plans for its directors, officers, employees, any of the Company's dividend reinvestment plans or stock purchase plans, or any of the benefit plans of any of the Company's Affiliates for such Affiliates' directors, officers or employees;

(ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that, ranks pari passu with or junior in interest to the Series A Debentures; or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company (other than the Preferred

                                       11





Securities Guarantee) if such guarantee ranks pari passu with or junior in interest to the Series A Debentures.

         (c) Prior to the termination of any Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Series A Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Extended Interest Payment Period; provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extended Interest Payment Period and the payment of all accrued and unpaid interest, including any Additional Interest and Compounded Interest, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. On the Interest Payment Date occurring at the end of the Extended Interest Payment Period, the Company shall pay all accrued and unpaid interest on the Series A Debentures, including any Additional Interest and Compounded Interest, to the holders of the Series A Debentures in whose names the Series A Debentures are registered in the Debenture Register (regardless of who the holders of record may have been on other dates during the Extended Interest Payment Period) on the record date for such Interest Payment Date.

         SECTION 4.02.  Notice of Extension of Interest Payment Period.

         (a) So long as the Property Trustee is the legal owner and sole holder of record of the Series A Debentures, at the time the Company elects to begin an Extended Interest Payment Period, the Company shall give both the Property Trustee and the Trustee notice of its election to begin such Extended Interest Payment Period one Business Day prior to the earlier of (i) the next succeeding date on which Distributions (as defined in the Declaration of Trust) on the Preferred Securities are payable or (ii) the date Litchfield Capital Trust I is required to give notice of the record date or the date such Distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event not less than one Business Day prior to such record date.

         (b) If as a result of a Dissolution Event Series A Debentures have been distributed to holders of Trust Securities, the Company shall give the holders of the Series A Debentures and the Trustee notice of its election to begin an Extended Interest Payment Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such related interest payment to the New York Stock Exchange (if the Series A Debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the Series A Debentures.

         (c) The quarter in which any notice is given pursuant to Section 4.02 shall be counted as one of the quarters permitted in the maximum Extended Interest Payment Period permitted under this Article Four.

                                       12






                                  ARTICLE FIVE
                 Covenants Applicable to the Series A Debentures

         SECTION 5.01. Prohibited Actions while Preferred Securities are Outstanding. So long as any Preferred Securities issued by Litchfield Capital Trust I remain outstanding, the Company shall not (i) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the payment of accrued dividends and the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (e) purchases of the Company's common stock related to the issuance of the Company's common stock or rights under any of the Company's benefit plans for its directors, officers, employees, any of the Company's dividend reinvestment plans or stock purchase plans, or any of the benefit plans of any of the Company's Affiliates for such Affiliates' directors, officers or employees), (ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that, ranks pari passu with or junior in interest to the Series A Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company (other than pursuant to the Preferred Securities Guarantee) if such guarantee ranks pari passu with or junior in interest to the Series A Debentures, if at such time (x) the Company shall be in default with respect to its Guarantee Payments (as defined in the Preferred Securities Guarantee) or other payment obligations under the Preferred Securities Guarantee, (y) there shall have occurred any Event of Default with respect to the Series A Debentures or (z) the Company shall have given notice of its election to defer payments of interest on the Series A Debentures by extending the interest payment period in accordance with Article Four hereof.

         SECTION 5.02. Listing on NASDAQ. In connection with the distribution of the Series A Debentures to the holders of the Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Series A Debentures on the Nasdaq National Market or on such other exchange or quotation system as the Preferred Securities are then listed and traded.

         SECTION 5.03. Compliance With the Declaration of Trust. The Company covenants and agrees for the benefit of the holders of the Preferred Securities to comply fully with all of its obligations and agreements under the Declaration of Trust, including, without limitation, its obligations under Article 4 thereof.


                                       13





         SECTION 5.04. Covenants with Respect to Litchfield Capital Trust I. Prior to the distribution of Series A Debentures to the holders of Preferred Securities upon a Dissolution Event, the Company covenants and agrees for the benefit of the holders of the Preferred Securities (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities and not to cause or permit the Common Securities to be transferred except as permitted by the Declaration of Trust, provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, and (ii) use reasonable efforts to cause Litchfield Capital Trust I to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a Dissolution Event.

                                   ARTICLE SIX
                           Form of Series A Debentures

         SECTION 6.01. The Series A Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

         [IF THE NOTE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

         Unless this Debenture is presented by an authorized representative to The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]



                                       14





No.                                                         $

[CUSIP NO.             ____________]

                                LITCHFIELD FINANCIAL CORPORATION

                      __% JUNIOR SUBORDINATED DEBENTURE DUE 2029

         LITCHFIELD FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________, or registered assigns, the principal sum of ___________________ Dollars on __________, 2029, provided, if a Tax Event occurs, then the Company will have the right (a) prior to the dissolution of Litchfield Capital Trust I, to shorten the Maturity Date of this series of Debentures to the minimum extent required, but not earlier than _______________, or (b) to direct the Property Trustee to dissolve Litchfield Capital Trust I (if not previously dissolved) and shorten the Maturity Date of this series of Debentures to the minimum extent required, but not earlier than _______________, in each case such that in the opinion of counsel to the Company, experienced in such matters, after shortening the Maturity Date, interest paid on this series of Debentures will be deductible for federal income tax purposes, and to pay interest on said principal sum from __________, 1999 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing __________, 1999 at the rate of __% per annum plus Additional Interest and Compounded Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any.

         So long as the Company is not in default in the payment of interest on this series of Debentures, the Company shall have the right to defer payments of interest on this series of Debentures by extending the interest payment period of this series of Debentures at any time from time to time for up to 20 consecutive quarterly interest periods (each such period an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with Compounded Interest and Additional Interest, if any); provided that no Extended Interest Payment Period may extend beyond the Maturity Date or redemption date of this series of Debentures. Prior to the termination of any Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on this series of Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or prepay at any time all or any portion of the interest accrued during an Extension Period or from time to time further extend such Extended Interest Payment Period; provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly interest periods or extend beyond the Maturity Date or redemption date of this series of Debentures. Upon the termination of any Extended Interest Payment Period and the payment of all accrued and unpaid interest, including any

                                       15





Additional Interest and Compounded Interest, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. On the Interest Payment Date occurring at the end of the Extended Interest Payment Period, the Company shall pay all accrued and unpaid interest on this series of Debentures, including any Additional Interest and Compounded Interest, to the holders of this series of Debentures in whose names this series of Debentures are registered in the Debenture Register (regardless of who the holders of record may have been on other dates during the Extended Interest Payment Period) on the record date for such Interest Payment Date.

         The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly interest period for which interest is computed, interest shall be computed on the basis of the actual number of days elapsed per 90-day quarter. In the event that any date on which interest is payable on this series of Debentures is not a Business Day, then payment of interest payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, [IF LITCHFIELD CAPITAL TRUST I OR ITS PROPERTY TRUSTEE IS THE HOLDER OF RECORD OF THIS DEBENTURE -- which shall be the close of business on the Business Day next preceding such Interest Payment Date, provided if the Preferred Securities of Litchfield Capital Trust I are no longer in book-entry only form, the regular record dates shall be the close of business on the fifteenth (15th) day of the month in which such Interest Payment Date occurs] [IF PURSUANT TO THE PROVISIONS OF SECTION 2.11(c) OF THE INDENTURE THIS series of Debentures IS NOT REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the fifteenth
(15th) day of the month in which such Interest Payment Date occurs.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and shall instead be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or quotation system on which the Debentures of this series may be listed or traded, and upon such notice as may be required by such exchange or quotation system, all as more fully provided in
Section 2.03 of the Indenture. The principal of and the interest on this Debenture shall be payable at the Corporate Trust Office of the Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts;

                                       16





provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such addresses as shall appear in the Debenture Register and that the payment of principal will only be made upon the surrender of this Debenture to the Trustee. Notwithstanding the foregoing, so long as the owner and record holder of this Debenture is the Property Trustee (as defined in the Indenture), the payment of the principal of and interest (including Additional Interest and Compounded Interest, if any) on this Debenture will be made by the Company in immediately available funds on the payment date therefor at such place and to the Property Account (as defined in the Indenture) established and maintained by the Property Trustee pursuant to the Declaration of Trust (as defined in the Indenture).

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture), and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

Dated:                        LITCHFIELD FINANCIAL CORPORATION


                              By:  /s/ R.A. Stratton
                                   Name:  Richard A. Stratton
                                   Title:  President and Chief Executive Officer

Attest:


By:  /s/ Heather A. Sica
     Name:  Heather A. Sica
     Title:  Executive Vice President

                                       17







                          CERTIFICATE OF AUTHENTICATION

     This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

as Trustee                           or       as Authentication Agent


By:______________________________             By:______________________________
      Authorized Signatory                               Authorized Signatory



                                       18




                         (FORM OF REVERSE OF DEBENTURE)

         This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of __________, 1999 duly executed and delivered between the Company and The Bank of New York, a New York banking corporation, as Trustee (herein referred to as the "Trustee"), as supplemented by the Supplemental Indenture No. 1 dated as of __________, 1999 between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures, and, to the extent specifically set forth in the Indenture, the holders of Senior Debt and Preferred Securities. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is designated the __% Junior Subordinated Debentures due 2029 and is limited in aggregate principal amount as specified in said Supplemental Indenture No. 1.

         Except as provided in the next paragraph, the Debentures of this series shall not be redeemed by the Company prior to __________, 2004. The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part, at any time from time to time on or after __________, 2004 (an "Optional Redemption"), upon not less than 30 nor more than 60 days' notice to the holders of the Debentures of this series, at the redemption price of 100% of the principal amount of the Debentures, together with any accrued but unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to, but excluding, the date of such redemption (the "Optional Redemption Price").

         If the Debentures of this series are redeemed on any Interest Payment Date, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

         The Company shall not redeem any Debentures of this series unless all accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, has been paid for all quarterly interest periods terminating on or prior to the date of notice of redemption.

         If a Tax Event or an Investment Company Event (each, a "Special Event") shall occur or be continuing, the Company shall have the right at any time to redeem the Debentures of this series in whole, but not in part, for cash at the Optional Redemption Price within 90 days following the occurrence of such Special Event.

         "Tax Event" means that the Company and the Regular Trustees shall have received an opinion of counsel experienced in such matters to the effect that on or after __________, 1999 as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing

                                       19





authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement by any legislative body, court, governmental agency or regulatory authority that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after __________, 1999, there is more than an insubstantial risk that (i) Litchfield Capital Trust I is, or will be within 90 days of the date thereof, subject to federal income tax with respect to income accrued or received on the Debentures of this series, (ii) Litchfield Capital Trust I is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to Litchfield Capital Trust I on the Debentures of this series is not, or within 90 days of the date thereof will not be, deductible by the Company for federal income tax purposes;

         "Investment Company Event" means that the Company and the Regular Trustees shall have received an opinion of counsel experienced in practice under the Investment Company Act that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), there is more than an insubstantial risk that Litchfield Capital Trust I is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which Change in Investment Company Act Law becomes effective on or after __________, 1999.

         If the Debentures of this series are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures shall be redeemed pro rata or by lot or in some other equitable manner determined by the Trustee; provided if, at the time of redemption, the Debentures of this series are registered as a Global Debenture, the Depository shall determine the principal amount of such Debentures of this series held by each holder of Debentures to be redeemed in accordance with its customary procedures. Notwithstanding the foregoing, if a partial redemption of the Debentures of this series would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed or traded, the Company shall not be permitted to effect such partial redemption and will only redeem the Debentures of this series in whole.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures of this series may be declared, and upon such

                                       20





declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture (and, if this Debenture is held as a trust asset of Litchfield Capital Trust I, such consent of holders of the Preferred Securities and the Common Securities as may be required under the Declaration of Trust), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of the Debentures of this series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture (and, if this Debenture is held as a trust asset of Litchfield Capital Trust I, such consent of the holders of the Preferred Securities and the Common Securities as may be required under the Declaration of Trust) then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures of a series at the time Outstanding affected thereby (subject, in the case of a Debenture held as a trust asset of Litchfield Capital Trust I and with respect to which a Securities Exchange has not theretofore occurred, to such consent of holders of Preferred Securities and Common Securities as may be required under the Declaration of Trust), on behalf of the holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series as and when the same shall become due by the terms of the Debentures of such series otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee), or a call for redemption of the Debentures of such series. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         Subject to Section 13.11 of the Indenture, no reference herein to the Indenture (other than such Section) and no provision of this Debenture or of the Indenture shall alter or impair the

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obligation  of the  Company,  which is absolute  and  unconditional,  to pay the principal of and interest on this Debenture at the time and place at the rate and in the money herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register, upon surrender of this Debenture for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         [If certificated Debentures -- The Debentures of this series are issuable only in registered form without coupons in denominations of $10 and any integral multiple thereto.] [If Global Debenture -- This Global Debenture is exchangeable for Debentures in definitive form under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $10 or any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [If Global Debenture -- herein and] therein set forth, Debentures of this series [If Global Debenture -- so issued] are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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         The Company and, by its  acceptance  of this  Debenture or a beneficial interest therein, the holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

         THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                                  ARTICLE SEVEN
                            Miscellaneous Provisions

          SECTION 7.01. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed. This Supplemental Indenture No. 1 shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

          SECTION 7.02. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 1.

          SECTION 7.03. This Supplemental Indenture No. 1 may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 7.04. THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH SERIES A DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

Attest:                                  LITCHFIELD FINANCIAL CORPORATION


By:  /s/ Heather A. Sica                 By:  /s/ R.A. Stratton
     Name:  Heather A. Sica                   Name:  Richard A. Stratton
     Title:  Executive Vice President         Title:  President and Chief
                                                      Executive Officer



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Attest:                                       THE BANK OF NEW YORK, as Trustee


By:  /s/ Robert A. Massimillo                 By:  /s/ Michael Culhane
     Name:  Robert A. Massimillo                 Name:  Michael Culhane
     Title:  Assistant Vice President            Title:  Vice President





HWD2:  554670-1

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